AIM ImmunoTech’s Ampligen Receives Clearance from FDA for Exportation to Argentina for the Treatment of Severe Chronic Fatigue Syndrome

Important Milestone to Commercial Launch in Argentina Achieved

OCALA, Fla., September 24, 2019 — AIM ImmunoTech (NYSE American: AIM), an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers and immune-deficiency diseases — such as severe chronic fatigue syndrome (CFS) — has received clearance to export to Argentina from the U.S. Food and Drug Administration (FDA) its flagship drug Ampligen. In 2016, the company announced the approval of its New Drug Application (NDA) from Argentina’s Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (ANMAT) for the commercial sale of Ampligen for the treatment of CFS.

The FDA requires certain regulations be met in order to export a drug manufactured in the United States to a foreign country. In order to receive clearance to export to Argentina, AIM ImmunoTech submitted information on the drug approval processes and standards in Argentina and the issuance by ANMAT of its approval of Ampligen.

The FDA determined that the processes and standards applicable to drug approval in Argentina meet the requirements under section 802(b)(2) of the U.S. Federal Food, Drug and Cosmetic Act. Those requirements include expert review of safety and effectiveness, good manufacturing practice and quality controls, adverse experience reporting and control of drug labeling and promotion. To our knowledge, this is the first time in over ten years, and only the second time ever, the FDA has made this determination.

The FDA has informed the company that it intends to make public disclosure of its clearance with respect to the export of Ampligen to Argentina. The company believes that this disclosure may be posted on the FDA website or it may be published in the Federal Register.

“Ampligen is the only drug approved for severe CFS anywhere in the world. This export clearance is an important step on our path to a commercial launch in Argentina,” said Peter W. Rodino III, AIM ImmunoTech’s Director of Governmental Relations.

About AIM ImmunoTech

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers. AIM’s flagship products include the Argentina-approved drug rintatolimod (trade names Ampligen® or Rintamod®) and the FDA-approved drug Alferon N Injection®. Based on results of published, peer-reviewed pre-clinical studies and clinical trials, AIM believes that Ampligen® may have broad-spectrum anti-viral and anti-cancer properties. Clinical trials of Ampligen® include studies of cancer patients with renal cell carcinoma, malignant melanoma, colorectal cancer, advanced recurrent ovarian cancer and triple negative metastatic breast cancer. These and other potential uses will require additional clinical trials to confirm the safety and effectiveness data necessary to support regulatory approval and additional funding. Rintatolimod is a double-stranded RNA being developed for globally important debilitating diseases and disorders of the immune system.

Cautionary Statement

Some of the statements included in this press release may be forward-looking statements that involve a number of risks and uncertainties. For example, no assurance can be given as to whether the current or planned trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. In addition, initiation of planned clinical trials may not occur secondary to many factors including lack of regulatory approval(s) or lack of study drug. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data. Among other things, for forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.

Contacts:

Crescendo Communications, LLC

Phone: 212-671-1021

Email: aim@crescendo-ir.com

Hayden IR

Phone: 646-755-7412

Email: James@HaydenIR.com

AIM ImmunoTech Inc.

Phone: 800-778-4042

Email: IR@aimimmuno.com